             As filed with the Securities and Exchange Commission on
                       March 29, 2005. File No. 811-4347.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 132                            [X]

                        (Check appropriate box or boxes)

                                    GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                         ------------------------------

                                   Scott Eston
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                         ------------------------------

                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110

                         ------------------------------

         It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

  THIS FILING RELATES SOLELY TO THE GMO ALTERNATIVE ASSET OPPORTUNITY FUND; IT
      IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO
                     TRUST IS AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                                 MARCH 29, 2005

                     GMO ALTERNATIVE ASSET OPPORTUNITY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO ALTERNATIVE ASSET OPPORTUNITY FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                 Grantham, Mayo, Van Otterloo & Co. LLC ("GMO")

---------------------------

         This Private Placement Memorandum contains information investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated March 29, 2005, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO ALTERNATIVE ASSET OPPORTUNITY FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other GMO funds and certain other accredited investors.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for investment objectives or policies specifically identified as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and policies without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is high total return. The Fund does not seek to manage risk relative to its benchmark.

         The Fund seeks exposure to investment returns of commodities and, from time to time, other alternative asset classes (e.g., currencies). In pursuing its objective, the Fund will typically take both long and short positions in commodities. "Commodities" include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). When used in this Private Placement Memorandum, the term "investments" includes both direct investments and indirect investments (e.g., derivatives and synthetic instruments with economic characteristics similar to the underlying assets).

         The Fund's investment program has two primary components. One component, intended to gain indirect exposure to the commodity markets, will normally consist of investments in swap agreements, exchange-traded and over-the-counter ("OTC") commodity futures and other commodity-linked derivative instruments, including commodity index options and options on futures. This component will normally be comprised of two subcomponents. One subcomponent will typically involve investments in one or more swap contracts on one or more broad-based commodities indices. The Manager will take these positions to gain and manage exposure to the Fund's benchmark. The second subcomponent will typically involve taking active positions in commodity-related derivatives (expected to be primarily futures contracts). In taking these active positions, the Manager will apply three basic principles: (i) commodity prices exhibit trends; (ii) return distributions in commodities are positively skewed; and
(iii) commodity prices exhibit mean reversion. As discussed below, the Fund's investments in commodity-related derivatives will generally be made through a wholly-owned subsidiary organized as a Bermuda limited liability company. The Fund also may invest in a wide variety of other exchange-traded and OTC derivative instruments that are not linked to the value of a commodity or other commodity-linked variable (including financial futures, options, and swap contracts). In addition, the Fund has the flexibility to invest without limitation in a range of currency-related investments, including currency futures and forwards and options on these instruments. These investments may be in addition to the Fund's commodity-related investments.

         The second component of the Fund's investment program will consist of investments in U.S. and foreign fixed income securities of relatively high quality. The Fund will achieve much of this exposure by investing in GMO Short-Duration Collateral Fund ("SDCF"). SDCF principally invests in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset backed securities, money market instruments, and commercial paper. The primary purpose of the Fund's fixed income investments is to provide a cash-like return and to serve as collateral for the Fund's derivative positions.

         The Manager uses proprietary research and models to identify trends in commodity prices. The factors considered by the Manager and the models used may change over time. The Manager also may invest part or all of the Fund's assets in currencies.

         To gain exposure to commodities and certain other assets, the Fund will invest in a wholly-owned Bermuda subsidiary, as noted above. GMO serves as the investment manager to this wholly-owned subsidiary but does not receive any additional management or other fees for such services. The wholly-owned subsidiary is expected to invest primarily in swap contracts on commodities indices, commodities futures contracts, other commodity-linked derivative instruments, U.S. and foreign fixed income securities of relatively high quality, and SDCF.

         The Manager is not obligated to consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders.

         Based on its assessment of market conditions, the Manager may trade the investments in the Fund's portfolio more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income that is passed through by the Fund to its shareholders.

         BENCHMARK

         The Fund's benchmark is a composite of the Dow Jones-AIG Commodity Index and the JP Morgan 3-Month Cash Index. The Dow Jones-AIG Commodity Index and JP Morgan 3-Month Cash Index each represent 50% of the composite benchmark.

         As noted above, the Fund does not seek to manage risk relative to its benchmark. In addition, in constructing the Fund's portfolio, the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark.

         PRINCIPAL RISKS

         The value of an investment in the Fund will change with the value of the Fund's investments. Many factors can affect this value, and an investor may lose money by investing in the Fund. The Fund's performance may be extremely volatile, and therefore the Fund should only be considered as part of a diversified portfolio of other assets and should not be an investor's sole or primary investment. Investors in the Fund should be willing to assume the risk of potentially significant short-term fluctuations in the value of the Fund's shares. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and some related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  COMMODITIES RISK

         Because of the Fund's exposure to the global commodity markets, the value of its shares will be affected by factors particular to the commodity markets and may fluctuate more than the share value of a fund with a broader range of investments. The value of commodities and commodity-linked derivative instruments can be extremely volatile and may be either directly or indirectly affected by a wide range of factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. See "Derivatives Risk" below for a discussion of certain specific risks of the Fund's derivatives investments, including commodity-linked derivatives instruments.

         The value of the Fund's investments in commodity-linked derivatives instruments may fluctuate more than the relevant underlying commodity, commodity index, or other commodity-linked variable.

         - DERIVATIVES RISK

         The Fund will invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to commodities and commodity-related indices, as well as stocks, bonds, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives as a substitute for direct investment in commodities, securities, or other assets, and the Fund may use derivatives for hedging purposes. The Fund also may use derivatives as a way to adjust efficiently the exposure of the

Fund to various securities, markets and currencies without the Fund's actually having to sell current investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of Fund assets and making new investments over time. For a description of the various derivative instruments that may be utilized by the Fund, refer to the Fund's SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets, including commodities. Derivatives are subject to a number of risks described elsewhere in this section, including leveraging risk, market risk, liquidity risk, and the credit risk of the counterparty to the derivatives contract. Since the value of derivatives is calculated and derived from the value of other assets, instruments or references, there is greater risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives may also increase the taxes payable by shareholders. Many derivative instruments (e.g., swap contracts) also have documentation risk. Because the contract for each OTC derivative transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms differently when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty.

         Suitable derivative transactions may not be available in all circumstances. In addition, the Manager may determine not to use derivatives to hedge or otherwise reduce risk exposure.

         Derivatives risk is particularly pronounced for the Fund. As a basic component of its investment strategy, the Fund uses derivatives, in particular commodity swap contracts, commodity futures and other commodity-linked derivative instruments, to gain exposure to the investment returns of certain commodities that trade in the commodity markets. See "Commodities Risk" above for a discussion of certain risks specific to commodity-linked derivatives instruments. In addition, because the Fund may use derivatives to take long and short positions in commodities, the Fund faces the risk that the securities underlying the Fund's long positions could decline in value and that the securities underlying the Fund's short positions could increase in value.

         -  CURRENCY RISK

         Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Because the Fund may take active long and short foreign currency positions and/or invest or trade in securities denominated in foreign currencies or related derivative instruments, its net asset value may be adversely affected by changes in foreign currency exchange rates. Currency risk includes the risk that (i) currencies in which the Fund's investments are traded or currencies in which the Fund has taken an active long position may decline in value relative to the U.S. dollar, and (ii) currencies in which the Fund has taken an active short investment position (or attempted to hedge a long position) may increase in value relative to the U.S. dollar (or relative to such other currency the Fund may have sought to hedge). Foreign currency rates may fluctuate significantly for a number of reasons, including supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, and currency controls or political developments in the U.S. or abroad.

           Derivative transactions in foreign currencies (such as futures, forwards and swaps) may involve leveraging risk in addition to currency risk, as described below under "Leveraging Risk."

         - CREDIT AND COUNTERPARTY RISK

         This is the risk that the issuer or guarantor of a fixed income security, the counterparty to an OTC derivatives contract (e.g., a swap contract), or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

         The Fund is exposed to credit risk as a result of its use of OTC derivatives (as described in "Derivatives Risk" above) and to the extent it lends Fund securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions. This type of counterparty risk will be particularly pronounced for the Fund to the extent it invests in OTC derivatives with longer durations, or has significant exposure to any one counterparty (e.g., in connection with the Fund's swap contracts on commodities indices, as described above).

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities it owns will have their credit ratings downgraded or will default, potentially reducing the Fund's share price and income level. Nearly all fixed income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets. See "Market Risk - Fixed Income Securities" below for a discussion of these risks. When a fixed income security is not rated, the Manager may have to assess the risk of the security itself.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. The Fund may hold instruments whose ratings have been downgraded to below investment grade after purchase by the Fund. Junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         -  MARKET RISK - FIXED INCOME SECURITIES

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the fixed-income securities that the Fund owns directly or is exposed to indirectly through its investment in SDCF and its derivatives positions. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

         The value of the Fund's fixed income investments (including bonds, notes and asset-backed securities) will typically change as interest rates fluctuate. During periods of rising interest rates, the value of fixed income securities generally declines. Conversely, during periods of falling interest rates, the value of fixed income securities generally rises. This kind of market risk, also called "interest rate risk," is generally greater for funds investing in fixed income securities with longer maturities and portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations. The Fund may be less sensitive to interest rate changes because SDCF, in which the Fund invests, invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value. Interest rate risk (and thus market risk) also depends on the credit quality of a fixed income security. Lower quality securities are more vulnerable to interest rate risk than higher quality securities, as their values generally are more sensitive to interest rate fluctuations.

         A related market risk exists for the Fund by virtue of its direct investments in asset-backed securities and its investment in SDCF, which invests primarily in asset-backed securities. Those securities may be backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers or one or more lending banks, or a combination of these bonds and loans.

Payment of interest and repayment of principal on asset-backed securities may largely depend on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds or other credit enhancements. Therefore, the amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if defaults by obligors of the underlying obligations exceed the securities' credit support. Through its direct investments and its investment in SDCF, the Fund will have significant exposure to asset-backed securities secured by specific types of loans and/or bonds (e.g., credit-card receivables). As a result, economic developments adversely affecting a particular type of collateral may harm Fund performance. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, educational loans, and home equity loans).

         The value of asset-backed securities may depend on the servicing of the underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

         -  LEVERAGING RISK

         The Fund's use of derivatives instruments may cause the Fund's portfolio to be leveraged. The Fund's portfolio also may be leveraged if it temporarily borrows money to meet redemption requests and/or to settle investment transactions. Leverage may disproportionately increase the Fund's portfolio losses when the Fund's investments are adversely affected by changes in interest or currency rates.

         The Fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions. As a result, the Fund typically will be leveraged in relation to its assets.

         - LIQUIDITY RISK

         The Fund is exposed to liquidity risk when, due to a limited market or legal restrictions, the Fund is unable to sell particular securities or to close derivative positions at the price at which the Fund values them. Because the Fund's principal investment strategies typically involve the use of derivatives, the Fund will tend to have increased exposure to liquidity risk. Moreover, less liquid investments are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing a short position).

         -  NON-DIVERSIFICATION RISK

         Investing in securities from a diversified pool of issuers can reduce overall risk while investing in securities of a small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced than if the Fund were "diversified."

         -  FOCUSED INVESTMENT RISK

         Industry diversification can reduce overall risk, and concentration of investments in industries with high positive correlations to one another can increase it. A fund that focuses its investments in a particular industry, or in two or more industries with high positive correlations to one another (e.g., different industries within broad sectors), may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political or other developments. Because the Fund will make investments in commodity-linked derivative instruments, including those related to oil, natural gas, agriculture, precious metals, industrial metals, softs, and currencies, it may be exposed to this risk. Therefore, the Fund should only be considered as part of a diversified portfolio that includes other assets. See "Commodities Risk" above for a discussion of the risks of commodities and related investments.

         -  MANAGEMENT RISK

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. In addition, the Manager has no prior experience managing a commodity-oriented mutual fund. The Manager does manage other commodity-oriented accounts, but these accounts do not employ the same investment program as the Fund. As noted under "Principal Investment Strategies" above, the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark.

FEES AND EXPENSES

         The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES

(expenses that are paid from Fund assets as a percentage of average daily net assets)

                                            CLASS II       CLASS III      CLASS IV       CLASS V         CLASS VI
Management fee                              0.45%          0.45%          0.45%          0.45%           0.45%
Shareholder service fee                     0.22%          0.15%          0.105%         0.085%          0.055%
Other expenses                              0.05%(1)       0.05%(1)       0.05%(1)       0.05%(1)        0.05%(1)
Total annual operating expenses             0.72%(1)       0.65%(1)       0.605%(1)      0.585%(1)       0.555%(1)
Expense reimbursement                       0.05%(1),(2)   0.05%(1),(2)   0.05%(1),(2)   0.05%(1),(2)    0.05%(1),(2)
Net annual expenses                         0.67%(1)       0.60%(1)       0.555%(1)      0.535%(1)       0.505%(1)

(1) The amounts indicated above represent an annualized estimate of the Fund's and the Bermuda subsidiary's operating expenses for its initial fiscal year ending February 28, 2006.

(2) The Manager has contractually agreed to reimburse the Fund with respect to certain Fund expenses through at least June 30, 2005 to the extent the Fund's and the Bermuda subsidiary's total annual operating expenses (not including shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses (including legal fees) of the independent trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes) exceed 0.45% of the Fund's average daily net assets.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund. GMO is a private company, founded in 1977. As of December 31, 2004, GMO managed on a worldwide basis more than $81 billion for institutional investors such as pension plans, endowments, foundations, and the funds of the GMO Trust (the "Trust").

         Subject to the approval of the Trust's Board of Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs.

         Each class of shares of the Fund pays the Manager a shareholder service fee for providing direct client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance to correct and maintain client-related information.

         The Manager receives a management fee from the Fund as compensation for services rendered to the Fund. The Fund will commence operations on or following the date of this Private Placement Memorandum, and, therefore, the Fund has not yet paid the Manager the management fee. Once the Fund commences operations, it will pay to the Manager a management fee at the annual rate of 0.45% of the Fund's average daily net assets.

         Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         William Nemerever and Thomas Cooper are the senior members of the Fixed Income Division, allocate responsibility for portions of the Fund's portfolio to various members of the Division, oversee the implementation of trades on behalf of the Fund, review the overall composition of the portfolio, and monitor cash flows.

         Mr. Nemerever has served as senior member of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Nemerever, together with Mr. Cooper, is responsible for the portfolio management of all global fixed income portfolios. He has served as co-director of global fixed income since 1993. Prior to joining GMO, he worked at Boston International Advisors where he founded its quantitative global fixed income effort. He is a CFA charterholder.

         Mr. Cooper has served as senior member of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Cooper, together with Mr. Nemerever, is responsible for the portfolio management of all global fixed income portfolios. He has served as co-director of global fixed income since 1993. Prior to joining GMO, he was a managing director at Boston International Advisors. He is a CFA charterholder.

         The SAI contains other information about how GMO determines the compensation of Mr. Nemerever and Mr. Cooper, other accounts they manage, and their ownership of GMO mutual funds.

         CUSTODIAN, TRANSFER AGENT, AND FUND ACCOUNTING AGENT

         Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian, transfer agent, and fund accounting agent on behalf of the Fund. IBT provides similar services with respect to the wholly-owned subsidiary in which the Fund invests.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no security is tendered for redemption and no order to purchase or sell a security is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

     o    Last sale price or

     o    Official closing price or

     o Most recent bid price (if no reported sale or official closing price) or

     o Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

     (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

     o    Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

     o Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

     o    Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

     o    Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, investors should note the following:

          - In certain cases, a significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount which the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different than the value realized upon such asset's sale.

          - Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities in those markets or on those exchanges do not reflect the events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) because of such price activity or because the Manager has other reasons to believe that a price supplied may not be reliable. Certain securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may be significantly affected on days when investors cannot redeem their shares in the Fund.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         PURCHASE POLICIES. An investor must submit a purchase request in good order to avoid having it rejected by the Trust or its agent. A purchase request is in good order if it includes:

         o The signature of an authorized signatory as identified in the application;

         o The investor's name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

         o        The name of the Fund;

         o        The dollar amount of shares to be purchased;

         o The date on which purchase is to be made (subject to receipt prior to the close of regular trading on that date); and

         o        Payment in full (by check, wire, or securities).

                  - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

         If the purchase request is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased unless the investor has instructed Shareholder Services in writing to defer the purchase to another day.

         The Trust and its agent reserve the right to reject any order. In addition, the Fund may temporarily or permanently close to some or all new subscriptions and/or additional investments from existing shareholders.

         Minimum investment amounts (by class) are set forth in the table on page 13 of this Private Placement Memorandum. There is no minimum additional investment required to purchase additional shares of the Fund. The Trust may waive initial minimums for certain accounts.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         SUBMITTING YOUR PURCHASE ORDER FORM. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                   GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                          Boston, Massachusetts 02110
                           Facsimile: (617) 439-4192
                        Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust or its agent.

         FUNDING YOUR INVESTMENT.  You may purchase shares:

         o        with cash (via wire transfer or check)

                  - BY WIRE. Instruct your bank to wire the amount of your investment to:

               Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                 Further credit: GMO Fund/Account name and number

                  - BY CHECK. All checks must be made payable to the appropriate Fund or to GMO Trust. The Trust will not accept any checks payable to a third party which have been endorsed by the payee to the Trust. Mail checks to:

            By U.S. Postal Service:                          By Overnight Courier:
         Investors Bank & Trust Company               Investors Bank & Trust Company GMO
           GMO Transfer Agent MFD 23                         Transfer Agent MFD 23
                  P.O. Box 642                     200 Clarendon Street, 16th Floor Boston,
             Boston, MA 02117-0642                                 MA 02116

         o        by exchange (from another GMO Trust fund)

                  - written instruction should be sent to GMO Trust's Shareholder Services at (617) 439-4192 (facsimile)

         o        in exchange for securities acceptable to the Manager

                  - securities must be approved by the Manager prior to transfer to the Fund

                  - securities will be valued as set forth under "Determination of Net Asset Value"

         o        by a combination of cash and securities

         The Fund will not honor requests for purchases or exchanges by shareholders who are identified as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time that may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs, dilute the value of shares held by long-term investors, or otherwise are considered to be harmful to the Fund and its shareholders, as reasonably determined by the Manager.

         The Trustees have approved policies and procedures reasonably designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that the Fund will be effective in identifying or preventing frequent trading activity in all instances, and the Fund does not automatically redeem shares that are the subject of a rejected exchange request.

         In addition to policies and procedures with respect to frequent transactions, the Trustees have adopted pricing policies that generally provided for the fair valuation of foreign equity securities on a daily basis, as described in "Determination of Net Asset Value" on page 8. The fair value pricing of foreign equity securities reduces the risk that frequent trading strategies could be used to take advantage of arbitrage opportunities resulting from the markets of certain foreign equity securities closing earlier than the time at which the Fund is valued.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. An investor must submit a redemption request in good order to avoid having it rejected by the Trust or its agent. A redemption request is in good order if it includes:

         o The signature of an authorized signatory as identified in the application;

         o The investor's name and/or the account number set forth with sufficient clarity to avoid ambiguity;

         o        The name of the Fund being redeemed;

         o The number of shares or the dollar amount of shares to be redeemed; and

         o The date on which redemption is to be made (subject to receipt prior to the close of regular trading on that date).

         If the redemption request is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless the investor has instructed Shareholder Services in writing to defer the redemption to another day.

         If the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders to make a redemption payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund instead of cash.

         If a redemption is made in cash:

         o payment will be made in federal funds transferred to the account designated in writing by authorized persons

                  - designation of additional accounts and any change in the accounts originally designated must be made in writing by an authorized person

         o upon request, payment will be made by check mailed to the registration address

         o        the Trust may take up to seven days to remit proceeds.

         If a redemption is made in-kind, it is important for you to note:

         o securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         o securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

         o you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         o in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person

         o        the Trust may take up to seven days to remit proceeds.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         o        if the NYSE is closed on days other than weekends or holidays

         o        during periods when trading on the NYSE is restricted

         o during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         o during any other period permitted by the Securities and Exchange Commission for the protection of investors.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem the Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares or a class of shares held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares or a class of shares held by the shareholder exceed a percentage of the outstanding shares or class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount for the Fund or a maximum percentage of outstanding shares.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and
(ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares - Submitting Your Purchase Order Form" Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust or its agent. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISCLOSURE OF PORTFOLIO HOLDINGS

         The Fund has established a policy with respect to the disclosure of the Fund's portfolio holdings. A description of this policy is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month's end.

         To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker or agent should contact that broker or agent for information on how to obtain access to a Fund's portfolio holdings on the website.

         The Fund or GMO may suspend the posting of the portfolio holdings or modify its disclosure policy without notice to shareholders. Once posted, the portfolio holdings will remain available on the website until at least the date on which the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.

MULTIPLE CLASSES

         The Fund offers multiple classes of shares. The sole economic difference among the various classes of shares described in this Prospectus is the level of Shareholder Service Fee that these classes bear for client and shareholder service, reporting and other support, reflecting the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the Shareholder Service Fee generally is lower for those classes that require greater total assets under GMO's management.

         MINIMUM INVESTMENT CRITERIA FOR CLASS II AND CLASS III ELIGIBILITY

                                                                                                                  SHAREHOLDER
                                                                                                                  SERVICE FEE
                                     MINIMUM TOTAL FUND INVESTMENT       MINIMUM TOTAL INVESTMENT             (AS A % OF AVERAGE
                                                                                                               DAILY NET ASSETS)
             CLASS II                             N/A                           $5 million                          0.22%
            CLASS III                          $5 million                           N/A                             0.15%

         MINIMUM INVESTMENT CRITERIA FOR CLASS IV, CLASS V, AND CLASS VI ELIGIBILITY

                                                                              MINIMUM TOTAL                      SHAREHOLDER
                                                MINIMUM                      INVESTMENT PLUS                     SERVICE FEE
                                               TOTAL FUND                      MINIMUM FUND                   (AS A % OF AVERAGE
                                               INVESTMENT                       INVESTMENT                     DAILY NET ASSETS)
             CLASS IV                         $125 million                   $250 million plus                      0.105%
                                                                            $35 million in Fund
             CLASS V                          $250 million                   $750 million plus                      0.085%
                                                                            $35 million in Fund
             CLASS VI                         $300 million                    $1 billion plus                       0.055%
                                                                            $35 million in Fund

         Eligibility to purchase different classes of Fund shares depends on the client's meeting either (i) the minimum "Total Fund Investment" set forth in the above table, which includes only a client's total investment in the Fund, or
(ii) the minimum "Total Investment" set forth in the above table, calculated as described below; provided that clients who qualify for Class IV, Class V, and Class VI Shares of the Fund as a result of satisfying the minimum Total Investment requirements for the class must also make a minimum investment in the Fund, as set forth in the above table.

         DETERMINATION OF TOTAL INVESTMENT

         A client's Total Investment equals the market value of all the client's assets managed by GMO and its affiliates (1) at the time of initial investment,
(2) at close of business on the last business day of each calendar quarter, or
(3) at other times as determined by the Manager (each, a "Determination Date").

You should note:

         o No minimum additional investment is required to purchase additional shares of the Fund for any class of shares.

         o The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility.

         o Eligibility requirements for each class of shares are subject to change upon notice to shareholders.

         o The Trust may waive eligibility requirements for certain accounts or special situations (e.g., certain other GMO mutual funds that may invest in the Fund generally invest in the Fund's least expensive class then being offered by the Fund).

         o All investments by defined contribution plans through an intermediary are invested in Class III shares.

         CONVERSIONS BETWEEN CLASSES

         Each client's Total Fund Investment and Total Investment are determined by GMO on each Determination Date. Based on this determination, and subject to the following, each client's shares of the Fund identified for conversion will be converted to the class of shares of the Fund with the lowest Shareholder Service Fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). With respect to the Fund:

         o To the extent a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower Shareholder Service Fee than the class held by the client on the Determination Date, the client's shares identified for conversion will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

         o To the extent a client no longer satisfies all minimum investment requirements for the class of shares held by the client on the last Determination Date of a calendar year, the Trust will convert the client's shares to the class that is then being offered bearing the lowest Shareholder Service Fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher Shareholder Service Fee than the class then held by the client). To the extent the client no longer satisfies all minimum investment requirements for any class of the Fund as of the last Determination Date of a calendar year, the Trust will convert the client's shares to the class of the Fund then being offered bearing the highest Shareholder Service Fee. Notwithstanding the foregoing, a client's shares will not be converted to a class of shares bearing a higher Shareholder Service Fee without at least 15 calendar days' prior notice by the Trust so that the client has a reasonable opportunity, by making an additional investment, to remain eligible for the client's current class of shares. Any conversion of a client's shares to a class of shares bearing a higher Shareholder Service Fee will occur within 60 calendar days following the last Determination Date of a calendar year.

         The Trust has been advised by counsel that the conversion of a client's investment from one class of shares of the Fund to another class of shares of the Fund should not result for tax purposes in the recognition of gain or loss in the converted shares. The client's tax basis in the new class of shares immediately after the conversion should equal the client's basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs"). The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         o The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

         o The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         o Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis of its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

         o In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources ("good income"). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to shareholders that are RICs. The

                  Fund's investment in a wholly-owned Bermuda subsidiary is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it would generate bad income for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

         o Furthermore, the Fund's investment in the Bermuda subsidiary, asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments. The Fund's use of derivatives and securities lending may increase the amount of taxable income recognized by its shareholders.

         o An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

         o The Bermuda subsidiary may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of the Bermuda subsidiary's taxable income is expected to be includible in the Fund's income at the end of its tax year, whether or not distributed, and all of such income is expected to be ordinary.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. Shareholders should consult their own tax advisers about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         The Fund's SAI is available free of charge at http://www.gmo.com or by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         Investors can review and copy the Private Placement Memorandum and SAI at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Other information about the Fund is available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.com
                           website: http://www.gmo.com



                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                                    GMO TRUST

                     GMO ALTERNATIVE ASSET OPPORTUNITY FUND

                       STATEMENT OF ADDITIONAL INFORMATION

                                 March 29, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO Alternative Asset Opportunity Fund Private Placement Memorandum dated March 29, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling GMO Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

                                                               Page
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
INVESTMENT OBJECTIVES AND POLICIES............................   1

FUND INVESTMENTS..............................................   2

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS....................   3

USES OF DERIVATIVES...........................................  27

INVESTMENT RESTRICTIONS.......................................  30

DETERMINATION OF NET ASSET VALUE..............................  32

DISTRIBUTIONS.................................................  32

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................  32

MANAGEMENT OF THE TRUST.......................................  49

INVESTMENT ADVISORY AND OTHER SERVICES........................  57

PORTFOLIO TRANSACTIONS........................................  62

PROXY VOTING POLICIES AND PROCEDURES..........................  63

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..............  65

VOTING RIGHTS.................................................  66

SHAREHOLDER AND TRUSTEE LIABILITY.............................  67

APPENDIX A -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

APPENDIX B -- PROXY VOTING POLICIES AND PROCEDURES

The GMO Alternative Asset Opportunity Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security of other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

    -   Commodity-Related Investments        -   Reverse Repurchase Agreements
                                                 and Dollar Roll Agreements

    -   Securities of Foreign Issuers(1)     -   Investment Companies

    -   Securities of Foreign Issuers        -   Shares of Other GMO Trust
        (Traded on U.S. Exchanges)(1)            Funds(2)

    -   Securities of Emerging Market        -   Cash and Other High Quality
        Issuers or Countries(1)                  Investments

    -   Depository receipts                  -   Long- and Medium-term
                                                 Corporate & Government Bonds(3)

    -   Illiquid Securities                  -   Short-term Corporate and
                                                 Government Bonds(3)

    -   Futures and Options                  -   Adjustable Rate Securities

    -   Real Estate Investment Trusts        -   Foreign Currency Transactions
        ("REITS")

    -   Swap Contracts                       -   Zero Coupon Securities

    -   Repurchase Agreements                -   Indexed Securities

    -   Warrants and Rights                  -   Structured Notes

    -   Shares of GMO Real Asset SPC
        Ltd.(4)

(1) For more information, see, among other sections, "Principal Risks--Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments--Certain Risks of Foreign Investments" herein.

(2) For more information, see, among other things, "Description and Risks of Fund Investments--Investments in Other Investment Companies" herein.

(3) For more information, see, among other sections, "Description of Principal Risks--Market Risk--Fixed Income Securities" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments--Debt and
    Other Fixed Income Securities Generally" and "--U.S. Government
    Securities and Foreign Government Securities" herein.

(4) For more information, see, among other sections, "Descriptions and Risks of Fund Investments--Investments in Wholly Owned Subsidiary" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of certain investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in high portfolio turnover. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that would be taxable when distributed to shareholders of the Fund unless such shareholders are themselves exempt. See "Distributions" and "Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information. To the extent that portfolio turnover results in the recognition of short-term capital gains, such gains are typically taxed to shareholders at ordinary income tax rates.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund and, accordingly, is not required to satisfy the "diversified" fund requirements under the Investment Company Act of 1940, as amended (the "1940 Act"), which require that at least 75% of the value of a fund's total assets be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to an amount not greater than 5% of the value of a fund's total assets and to not more than 10% of the outstanding voting securities of any single issuer.

As a "non-diversified" fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers than a "diversified" fund. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security. Investment in the Fund may therefore entail greater risks than investment in a diversified fund.

COMMODITY-RELATED INVESTMENTS

As noted in the "Investment Objective and Principal Investment Strategies" section of the Private Placement Memorandum, the Fund may invest in commodities. "Commodities" include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar).

The values of commodities can be extremely volatile, and may be either directly or indirectly affected by a wide range of factors, including changes in overall market movements, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, or factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportations bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. The value of commodities may also fluctuate directly with respect to real and perceived inflationary trends. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the prices of certain raw materials and the instability of supplies of other materials.

The production and marketing of commodities may be affected by actions of and changes in governments and various other political and economic developments, including political and economic instability in commodity-producing and -exporting countries. In addition, commodity-related industries throughout the world may be subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may have an adverse effect on the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on such investments and the kinds of services that may be offered to companies in those industries. In addition, many companies in commodity-related industries have been subject to production delays and significant costs associated with compliance with environmental and other safety regulations. Such regulations may also impair the development of new technologies. The direction, type, or effect of any future regulations affecting commodity-related industries cannot be predicted.

The Fund may also invest in derivative instruments, the values of which are typically based on the value of a commodity, commodity index, currency, or other readily measurable economic variables dependent upon changes in the value of commodities or the commodities markets ("commodity-linked derivative instruments"). Commodity-linked derivative instruments provide exposure to the investment returns of the commodity markets without investing directly in commodities, including swap agreements, commodity futures contracts, commodity index options, options on futures, and structured notes. The value of commodity-linked derivative instruments in which the Fund may invest may fluctuate significantly because the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are linked are themselves extremely volatile. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See "Futures and Options," "Structured Notes," "Swap Contracts and Other Two Party Contracts," and "Uses of Derivatives" below for more information on the Fund's investments in commodity-linked derivative instruments, including swap agreements, commodity futures contracts, commodity index options, and options on futures.

CERTAIN RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. Special tax considerations also apply to securities of foreign issuers and securities principally traded overseas.

EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. In addition, the securities markets of emerging countries may be subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations also has been extremely limited, and any such enforcement may be arbitrary and results difficult to predict with any degree of certainty. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, little historical data or related market experience exists concerning the attributes of such instruments under all economic, market, and political conditions.

In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments exist that could affect investments in those countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in such countries, or, in the case of fixed-income securities, interest thereon.

SECURITIES LENDING

The Fund may make secured loans of portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of the Fund's total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of the risk of loss with respect to the investment of the collateral and the risks of delay in recovery of the securities or loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously collateralized by cash or liquid securities at least equal at all times to the market value of the securities lent. Those loans also may be collateralized by shares of other investment companies. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that is expected to be only a portion of the earnings on the collateral. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund's return on the securities lending activity. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to such income. See "Taxes" below for further discussion of qualified dividend income.

DEPOSITORY RECEIPTS

The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs), and European Depository Receipts (EDRs) (collectively, "Depository Receipts") if issues of such Depository Receipts are available that are consistent with the Fund's investment objective. Depository Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise of the warrant or right, a security of the issuer based on the conversion value of the security at the time of exercise. The Fund will normally use warrants and rights in a manner similar to its use of options on securities as described in "Futures and Options" below. The risks of the Fund's use of warrants and rights are generally similar to those relating to its use of options. Unlike most options, however, warrants and rights are issued in limited amounts and generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish to do.

FUTURES AND OPTIONS

The Fund may use futures and options for various purposes. See "Uses of Derivatives" below. The use of futures contracts, options contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures, options, and options on futures, unanticipated changes in interest rates, securities or commodities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures, options, and options on futures and the costs of these transactions will affect the Fund's performance.

OPTIONS. The Fund (1) may enter into contracts giving third parties the right to buy portfolio securities from the Fund for a fixed price at a future date ("writing call options"); (2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date ("writing put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

WRITING OPTIONS. The Fund may seek to increase its return by writing call or put options on optionable securities or securities or commodities indexes. A call option written by the Fund on a security gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on securities or commodities indexes, the options are usually cash settled based on the difference between the strike price and the value of the index.

The Fund will receive a premium for writing a put or call option, which increases the Fund's return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates. By writing a call option on a security, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security subsequently appreciates in value. In the case of options on a securities or commodities index, if the Fund writes a call, any profit by the Fund in respect of portfolio securities expected to correlate with the index will be limited by an increase in the index above the exercise price of the option. If the Fund writes a put on an index, the Fund may be required to make a cash settlement greater than the premium received if the index declines.

If the writer of an option wishes to terminate its obligation, it may effect a "closing purchase transaction." This transaction is accomplished, in the case of exchange-traded options, by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the writer's position. The writer of an option may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This transaction is accomplished by selling an option of the same series as the option previously purchased. No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale transaction at any particular time. Also, an over-the-counter option may be closed out only with the other party to the option transaction.

Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or liquid securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or index, any loss resulting from the repurchase of a written call option is likely to be offset in whole or in part by appreciation of the underlying security or securities owned by the Fund.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Fund may elect to close the position or take delivery of the security at the exercise price. In that event, the Fund's return will be the premium received from the put option minus the cost of closing the position or, if it chooses to take delivery of the security, the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money, and in-the-money put options may be used by the Fund in market environments analogous to those in which call options are used in buy-and-write transactions.

The extent to which the Fund will be able to write and purchase call and put options may be restricted by the Fund's intention to qualify as a regulated investment company under the Internal Revenue Code.

RISK FACTORS IN OPTIONS TRANSACTIONS. The holder of an American option can exercise its rights any time prior to expiration of the option. Consequently, the writer of an American option has no control over when the underlying securities or futures contracts must be sold, in the case of a call option, or purchased, in the case of a put option. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may, in the case of a call option, be offset by a decline in the market value of the underlying security or futures contract during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or futures contract. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or futures contract at the exercise price, which will usually exceed the then market value of the underlying security or futures contract.

An exchange-traded option may be closed out only on a national securities exchange ("Exchange") which generally provides a liquid secondary market for an option of the same series. An over-the-counter option may be closed out only with the other party to the option transaction. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option with the result that the Fund holding the option would have to exercise the option in order to realize any profit. For example, in the case of a written call option, if the Fund is unable to effect a closing purchase transaction in a secondary market (in the case of a listed option) or with the purchaser of the option (in the case of an over-the-counter option), the Fund will not be able to sell the underlying security or futures contract until the option expires or it delivers the underlying security or futures contract upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest may exist with respect to certain options; (ii) restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions, or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange should continue to be exercisable in accordance with their terms.

The Exchanges have established limitations governing the maximum number of options that may be written by an investor or group of investors acting in concert. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may be considered to be such a group. These position limits may restrict the Fund's ability to purchase or sell options on a particular security.

The amount of risk the Fund assumes when it purchases an option is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed below, the purchase of an option also entails the risk that changes in the value of the underlying security or futures contract will not be fully reflected in the value of the option purchased.

FUTURES. The Fund may invest in futures contracts with respect to, but not limited to, commodities, interest rates, and securities and commodities indexes. A commodity, interest rate, or index futures contract provides for the future sale by one party (the seller) and purchase by another party (the purchaser) of a specified quantity of a commodity, a specified quantity of a financial instrument (such as a U.S. Government Security or other fixed income instrument), or the cash value of an index at a specified price and time. In some cases, the specific financial instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

Index futures contracts are generally "cash settled" (rather than "physically settled," as described above) which means that the purchase price of the futures contract is subtracted from the cash value of the relevant index and the net amount, if positive, is paid to the purchaser of the futures contract, and, if negative, is paid by the purchaser to the seller of the futures contract. Although the value of an index might be a function of the value of certain specific securities or commodities, no physical delivery of these securities or commodities is made. Other types of futures contracts may also be "cash settled", which means that instead of taking or making delivery of the underlying financial instrument or commodity at the time specified by the futures contract, the two parties to the contract agree to receive or pay, as applicable, an amount of cash equal to the difference between the current market value of the underlying instrument or commodity and the purchase price of the futures contract.

Futures contracts are traded in the United States only on commodity exchanges or boards of trade - known as "contract markets" - approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant contract market.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. Government Securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The size of the initial margin is generally set by the exchange on which the contract is traded. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

In most cases, futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

COMMODITY FUTURES. The Fund will invest to a significant extent in commodity futures contracts. A commodity futures contract is an agreement between two parties, in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed-upon when the contract is made. In the case of commodity futures contracts, the Fund will close out of such contracts before the settlement date without the making or taking of delivery. See "Special Risk Factors in Commodity Futures Transactions" below for more information on commodity futures contracts.

INDEX FUTURES. The Fund may purchase futures contracts on various commodities or securities indexes ("Index Futures"). A Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC.

The Fund may close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day. In general, all positions that remain open at the close of the last business day of the contract's life are required to settle on the next business day (based upon the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may be applicable to foreign stock Index Futures at the time the Fund purchases foreign stock Index Futures.

Changes in the price of Index Futures may not correlate perfectly with movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the underlying index and futures markets. Secondly, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Future relates. As a result, a disparity may arise between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

INTEREST RATE FUTURES. The Fund may also engage in a variety of transactions involving the use of futures with respect to U.S. Government Securities and other fixed income securities.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the specified option-exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may purchase call options or write put options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities the Fund expects to purchase. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.

The ability to establish and close out options on futures contracts will be subject to the development and maintenance of a liquid secondary market. However, the development and maintenance of such a market is not certain.

RISK FACTORS IN FUTURES TRANSACTIONS. Investment in futures contracts involves risk. If the futures are used for hedging, some of that risk may be caused by an imperfect correlation between movements in the price of the futures contract and the price of the security, commodity, or currency being hedged. The correlation is higher between price movements of futures contracts and the instrument underlying that futures contract. The correlation is lower when futures are used to hedge securities or commodities other than such underlying instrument, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and a portfolio position (or anticipated position) which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. In addition, the Fund cannot always hedge fully or perfectly against currency fluctuations affecting the value of the Fund's securities denominated in foreign currencies because the value of such securities also is likely to fluctuate as a result of independent factors not related to currency fluctuations. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

A hedge will not be fully effective where such imperfect correlation exists. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

The Fund may also purchase futures contracts (or options thereon) as an anticipatory hedge against a possible increase in the price of a currency in which the securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market and/or currency decline or for other reasons, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. Short positions in index futures may be closed out only by entering into a futures contract purchase on the futures exchange on which the index futures are traded.

The successful use of transactions in futures and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of exchange rate, interest rate, and stock and commodity price movements within a given time frame. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or such rates move in a direction opposite to that anticipated) during the period in which a futures contract or option is held by the Fund, the Fund may realize a loss on the futures transaction which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

In the case of futures and options on futures, the Fund is only required to deposit the initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the Fund will then be obligated to purchase the security, commodity, or index at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security or commodity as if it were already included in the Fund's portfolio. Risk management transactions have the effect of providing a degree of investment leverage, particularly when the Fund does not earmark assets equal to the face amount of the contract (i.e., in cash settled futures contracts) since the futures contract (and related options) will increase or decrease in value at a rate which is a multiple of the rate of increase or decrease in the value of the initial and variation margin that the Fund is required to deposit.

Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. This lack of a common clearing facility may give rise to counterparty risk. If a counterparty defaults, the Fund will generally have contractual remedies against such counterparty; however, there is no assurance that the Fund will succeed in enforcing such contractual remedies. When seeking to enforce a contractual remedy, the Fund is also subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes.

If the Fund uses combined short and long positions, in addition to possible declines in the values of its investment securities, the Fund may also suffer losses associated with a securities or commodities index underlying the long futures position underperforming the securities or commodities index underlying the short futures position.

SPECIAL RISK FACTORS IN COMMODITY FUTURES TRANSACTIONS. There are several additional risks associated with transactions in commodity futures contracts.

Storage Costs. Unlike in the financial futures markets, in the commodity futures markets, there are costs of physical storage associated with purchasing an underlying commodity to a futures contract. The price of a commodity futures contract will reflect the storage costs of purchasing its underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs for any underlying commodities change while the Fund is invested in futures contracts on those commodities, the value of the futures contracts may change proportionately.

Reinvestment Risk. As in the financial futures markets, there are hedgers and speculators in the commodity futures markets. In the commodity futures markets, producers of an underlying commodity may decide to hedge the price risk of selling that commodity by selling futures contracts today in order to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side (the long side) of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected futures spot price. Conversely, if most hedgers in the futures market are the purchasers of the underlying commodity who purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price, which can have significant implications for the Fund. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Fund to reinvest the proceeds of a maturing contract in a new futures contract, the Fund might reinvest at higher or lower futures prices, or choose to pursue other investments.

Additional Economic Factors. The value of commodities which underlie commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. These factors may create additional investment risks which subject the Fund's investments to greater volatility than a fund with a broad range of investment alternatives. See "Commodity-Related Investments" above for additional discussion of risk factors relating to commodities and related investments, including commodity futures contracts.

ADDITIONAL LIMITATIONS ON USE OF FUTURES AND OPTIONS. The Fund's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. The amount of trading interest that may exist in various types of options or futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund may use swap contracts and other two-party contracts for the same or similar purposes as they may use options, futures, and related options. In addition, as noted in the Private Placement Memorandum, the Fund will often invest in one or more swap contracts on one or more broad-based commodities indices.

SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities or commodities representing a particular index.

INTEREST RATE AND CURRENCY SWAP CONTRACTS. Interest rate swaps involve the exchange of the two parties' respective commitments to pay or receive interest on a notional principal amount (e.g., an exchange of floating rate payments for fixed rate payments). Currency swaps involve the exchange of the two parties' respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).

COMMODITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. Commodity swap contracts involve an agreement by two parties to exchange returns calculated with respect to a notional amount of a commodity index (e.g., the Goldman Sachs Commodity Index), basket of commodities, or individual commodity.

If the Fund enters into a long commodity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based as if it had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or commodity, as the case may be. If the Fund enters into a short commodity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the index, basket of commodities, or individual commodity on which the swap is based as if it had sold the notional amount of commodities comprising the index, commodities comprising the basket, or commodity, as the case may be.

Contracts for differences are swap arrangements in which the Fund may agree with a counterparty that its return (or loss) will be based on the relative performance of two different groups or "baskets" of commodities. Often, one or both "baskets" will be an established commodities index. As to one of the baskets, the Fund's return is based on theoretical, long futures positions in the commodities comprising that basket (with an aggregate face value equal to the notional amount of the contract for differences) and as to the other basket, the Fund's return is based on theoretical short futures positions in the commodities comprising the basket. The Fund may also use actual long and short futures positions to achieve the same market exposure(s) as contracts for differences where payment obligations of the two legs of the contract are netted and thus based on changes in the relative value of the baskets of commodities rather than on the aggregate change in the value of the two legs. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of commodities constituting the long leg will outperform the basket constituting the short leg. However, the short basket may outperform the long basket -- resulting in a loss to the Fund, even in circumstances when the commodities in both the long and short baskets appreciate in value.

INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same purposes or similar purposes as they use interest rate futures contracts and related options. Interest rate caps, floors, and collars are similar to interest rate swap contracts because the payment obligations are measured by changes in interest rates as applied to a notional amount and because they are individually negotiated with a specific counterparty. The purchase of an interest rate cap entitles the purchaser, to the extent that a specific index exceeds a specified interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. The purchase of an interest rate collar entitles the purchaser, to the extent that a specified index exceeds or falls below two specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate collar. The Fund's use of interest rate caps, floors, and collars for the same or similar purposes as those for which they use futures contracts and related options presents the same risks and similar opportunities as those associated with futures and related options.

TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to commodities, or to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest (or an agreed-upon fee) in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security or commodity, basket of securities or commodities, or securities or commodities index underlying the transaction exceeds or falls short of the offsetting interest rate (or fee) obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option with the particular counterparty. Also, if the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but no assurance can be given that contract counterparties will be able to meet their obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in enforcing contractual remedies. Documentation risk may also exist, including the risk that the parties may disagree as to the proper interpretation of the terms of a contract. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under swap contracts, OTC options, and other two-party contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. The Manager tracks the creditworthiness of counterparties in swaps, forwards, and options. Typically, the Fund will enter into these transactions only with counterparties with long-term debt ratings of A or higher (by Standard & Poor's or by Moody's Investors Service, Inc. ("Moody's")) or if the counterparty had comparable credit, as determined by the Manager) at the time of entering into such transactions. However, short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, but with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's. The credit of the counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. The management of caps, floors, collars, and swaps may involve certain difficulties because the characteristics of many derivatives have not been observed under all market conditions or through a full market cycle.

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, AND SWAP CONTRACTS. The Manager has advised the Fund that the Trust has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and that the Fund, therefore, is not subject to registration or regulation as a pool operator under that Act. In addition, the Manager, who is registered with the CFTC as a "commodity pool operator" and a "commodity trading adviser," has advised the Subsidiary and the Fund that the Manager has claimed an exemption with respect to the Subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to "qualified eligible persons," as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the Subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the Subsidiary's trading program or this or any other brochure or account document.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. These and other currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active currency positions relative to both the Fund's securities portfolio and the Fund's performance benchmark.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. The Fund may also purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security which approximates desired risk and return characteristics where the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

REPURCHASE AGREEMENTS

The Fund may enter into repurchase agreements with banks and broker-dealers by which the Fund acquires a security (usually an obligation of the government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the relevant Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) inability to enforce rights and the expenses involved in attempted enforcement.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers.

Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes because the GMO Short-Duration Collateral Fund, in which the Fund invests, invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency, and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund as a result of its investments in such securities cannot be predicted. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of such assets on the custodian's books and records. These cash items and other high quality corporate debt securities may include a number of money market instruments such as securities issued by the United States Government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities the Fund may seek to minimize credit risk with respect to such investments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. Government Securities include securities issued or guaranteed by the U.S. Government or its authorities, agencies, or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises are neither guaranteed nor insured by the U.S. Government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks ("FHLBs")). Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, the value of an investment in the Fund to the extent it holds U.S. Government Securities or Foreign Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

REAL ESTATE INVESTMENT TRUSTS ("REITs")

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. There are a few different types of REITs in which the Fund may invest, including equity REITS, which own real estate directly; mortgage REITS, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs.

In general, the value of a REIT can be expected to change in light of factors affecting the real estate industry. Factors affecting the performance of real estate may include the supply of real property in certain markets, changes in zoning laws, completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The performance of real estate may also be affected by changes in interest rates, management of insurance risks, and social and economic trends. REITs are also subject to substantial cash flow dependency, defaults by borrowers, self-liquidation, and the risk of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986 and/or to maintain exempt status under the 1940 Act. See "Taxes" below for a discussion of special tax considerations relating to the Fund's investment in REITs.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. They may be U.S. Government Securities or securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

ZERO COUPON SECURITIES

To the extent the Fund invests in "zero coupon" fixed income securities, it will be required to accrue interest income on these securities at a fixed rate based on the initial purchase price and the length to maturity, but these securities do not pay interest in cash on a current basis. The Fund is required to distribute the income on these securities to its shareholders as the income accrues, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

Indexed securities in which the Fund may invest include so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

The Fund may invest in inflation indexed securities issued by the U.S. Treasury, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal value which has been adjusted for inflation.

Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of certain bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may also invest in other bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to fluctuate in response to changes in real interest rates, which are in turn tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds.

Although these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may result in a decline in value. If interest rates rise due to reasons other than inflation (such as changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds will be includable in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

The Fund's investments in indexed securities, including inflation indexed securities, may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities described above in "Indexed Securities," structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the value of a specific asset, reference rate, or index (the reference) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference. The terms of the structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or a decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

When the Fund makes such investments, it will earmark and maintain on its custodian's books and records cash, U.S. Government Securities, or other liquid assets equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction with respect to borrowings.

ILLIQUID SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities may include certain securities of private issuers, investments in securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to restrictions on resale either as a matter of contract or under federal securities laws. Because relatively few potential purchasers for such securities may exist, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when the Manager believes it advisable to do so or may be able to sell such securities only at prices lower than those that could be obtained if such securities were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Fund to sell them promptly at an acceptable price.

While private placements may offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often "restricted securities", that is, securities that cannot be sold to the public without registration under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A), or that are "not readily marketable" because they are subject to other legal or contractual restrictions on resale. The Fund may have to bear the extra expense of registering such securities for resale and the risk of substantial delay in effecting such registration. The Fund may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 when selling these securities to the public, and in such event, the Fund may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.

At times, the inability to sell private placements and restricted investments in the public market can make it more difficult to determine the fair value of such securities for purposes of computing the Fund's net asset value. The judgment of the Manager may at times play a greater role in valuing these securities than in the case of publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

The Fund may invest in shares of other investment companies, including both open- and closed-end investment companies (including single country funds and exchange-traded funds ("ETFs")). When making such an investment, the Fund will be indirectly exposed to all the risks of such investment companies. In general, the Fund will bear a pro rata portion of the other investment company's fees and expenses.

In addition, the Funds may invest in private investment funds, vehicles, or structures.

The Fund may also invest in GMO Short-Duration Collateral Fund. This investment is not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but is instead made in reliance on an SEC exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent the Fund invests in GMO Short-Duration Collateral Fund, shareholders of the Fund will not directly bear any of the operating fees and expenses of the GMO Short-Duration Collateral Fund, but will indirectly bear a proportionate share of this Fund's operating fees and expenses.

INVESTMENTS IN WHOLLY OWNED SUBSIDIARY

The Fund may invest in GMO Alternative Asset Opportunity SPC Ltd., a wholly owned subsidiary organized as a Bermuda exempted company with limited liability (the "Subsidiary"). The Subsidiary intends to invest primarily in commodities futures contracts and other commodity-related derivatives, as well as other investments intended to serve as margin or collateral in respect of such derivatives positions. To the extent the Fund invests in the Subsidiary, the Fund will be indirectly exposed to the risks of the Subsidiary's investments. See

"Futures and Options" above and "Uses of Derivatives" below.

GMO serves as the investment manager to this Subsidiary, but does not receive any additional management or other fees in respect of such services. In addition, Investors Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116 ("IBT"), serves as the Subsidiary's custodian, transfer agent, and fund accounting agent. Pursuant to the Subsidiary's organizational documents, in certain circumstances, the Subsidiary has an obligation to indemnify its officers, directors, and certain other parties.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

DERIVATIVE POLICIES. This overview provides a general introduction to the principal ways in which the Fund uses derivatives. The information below is designed to supplement the information included in the Private Placement Memorandum.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use commodity futures and other commodity-linked derivative instruments, including swap agreements, commodity index options, and options on futures, to gain indirect exposure to the commodity markets. The Fund may also use derivatives that are not linked to the value of a commodity or other commodity-linked variable, such as financial futures, options, and swap contracts, in order to implement investment decisions. These instruments may be exchange-traded or over-the-counter products. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

DERIVATIVE EXPOSURE. Though the Fund may also make significant investments in commodities and fixed income securities, the use of derivative instruments is one of the primary components of the Fund's investment program, and derivatives may therefore comprise a substantial portion of the Fund's total assets..

COUNTERPARTY CREDITWORTHINESS. The Manager tracks the creditworthiness of counterparties in swaps, forwards, and options. Typically, the Fund will enter into these transactions only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's at the time of contract. However, short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, but with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's. (See Appendix A -- "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager also considers news reports and market activity, such as the levels at which a counterparty's long-term debt is trading. Furthermore, the Manager monitors the amount of credit extended to any one counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the various exposures that the Fund has to over-the-counter counterparties. Additionally, the Manager may negotiate collateral arrangements with a counterparty in order to further reduce the Fund's exposure to such counterparty.

                         USE OF DERIVATIVES BY THE FUND

Types of Derivatives Used by the Fund (other than foreign currency derivative transactions)

- Futures contracts and related options on bonds, commodities, and baskets or indexes of securities or commodities

- Options on bonds and other securities, indexes of commodities, and futures contracts

- Swap contracts, including interest rate swaps, total return swaps, credit default swaps, and contracts for differences (i.e., commodity swaps that contain both long and short commodity components)

-     Structured notes

-     Warrants and rights

Uses of Derivatives by the Fund (other than foreign currency derivative transactions)

Investment

The Fund is not limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets. However, the Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to the Fund's benchmark.

The Fund may use derivative instruments (particularly long futures contracts, related options, and long swap contracts) in place of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund will often purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

Risk Management - Synthetic Sales and Purchases

The Fund may use commodity futures, related options, and commodity swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual commodities. Sometimes, such transactions are used as a precursor to actual sales and purchases.

For example, if the Fund held a large proportion of a certain type of commodity and the Manager believed that another commodity would outperform such commodity, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short commodity swap contracts and contracts for differences may also be used for these purposes. Often, a foreign currency forward will be used in conjunction with the long derivative position to create the effect of investing directly. Commodities derivatives (and corresponding currency forwards) used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.

Hedging

Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

Anticipatory Hedging: If the Fund receives or anticipates significant amounts of cash (through purchase transactions or otherwise), the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until such time as direct investments can be made efficiently.

Conversely, if the Fund receives or anticipates receiving significant shareholder redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.

Foreign Currency Derivative Transactions Employed by the Fund

-     Buying and selling spot currencies

-     Forward foreign currency contracts

-     Currency futures contracts and related options

-     Options on currencies

-     Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may effect foreign currency transactions - generally short forward or futures contracts - to hedge back into the U.S. dollar the risk of foreign currencies represented by its securities investments. The Fund is not required to hedge any of the currency risk inherent in investing in securities denominated in foreign currencies.

Anticipatory Hedging: When the Fund enters into a contract for the purchase, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency on the spot market or through currency forwards or futures.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index in order to create synthetic foreign currency denominated securities.

Risk Management

Subject to the limitations described below, the Fund may use foreign currency transactions for risk management, which will permit the Fund to have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. This foreign currency exposure may include long exposure to particular currencies beyond the amount of the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

Without a vote of the majority of the outstanding voting securities of the Fund, the Trust will not take any of the following actions with respect to the Fund as indicated:

(1) Borrow money except under the following circumstances: (i) The Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) The Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; (iii) The Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions; and (iv) The Fund may participate in any other type of transaction permitted or not prohibited under the 1940 Act.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. Government Securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) Make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

(5) Concentrate more than 25% of the value of its total assets in any one industry.

(6) Issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness," the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

(7) Purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivative instrument (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).

Non-Fundamental Restrictions:

The following actions are contrary to the present policy of the Fund, which may be changed by the Trustees without shareholder approval:

(1) Make investments for the purpose of gaining control of a company's management. This restriction shall not apply with respect to the Fund's investments in one or more wholly owned subsidiaries.

(2) Invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

For purposes of determining compliance with the Fund's policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers. For distribution and federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options, and a portion of net gains from other options and futures transactions are treated as short-term capital gain (i.e., gain from the sale of securities held for 12 months or less). The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

Fund Status.

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

Tax Determinations, Requests for Information and Elections

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

Taxation of Shareholders.

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

Fund Allocations.

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

Distributions and Adjusted Basis.

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will recognize gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

Character and Timing of Income.

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

Effect of Straddle and Wash Sale Rules on Investors' Securities Positions.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. Application of the "wash sale" rules to the transactions of the Fund would cause all or a portion of any loss realized upon a taxable disposition of securities held (directly or indirectly) by a shareholder to be disallowed if substantially identical securities were purchased within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"At Risk" Rules.

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

Limitations on Dividends Received Deduction.

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

Limitations on Shareholder's Deduction of Interest.

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

Limitation on Shareholder's Deduction of Investment Expenses.

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise.

Organizational Expenses.

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

Passive Activity Loss Limitations

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

Sale or Exchange of Partnership Property.

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

Alternative Minimum Tax.

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

Tax Implications of Certain Investments

The Fund's investments, if any, in mortgage-backed and asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

Foreign Currency Gains.

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

Tax Implications of the Bermuda Subsidiary

The Fund intends to invest a portion of its assets in a Bermuda subsidiary (the "Subsidiary") that will be classified as a corporation for United States federal income tax purposes. It is expected that the Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. The Subsidiary intends to conduct its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the "Safe Harbor") pursuant to which the Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (1) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (2) engage in the United States in trading, for its own account, commodities that are "of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such place." Thus, the Subsidiary's securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of the Subsidiary's activities were determined not to be of the type described in the Safe Harbor or if the Subsidiary's gains are attributable to investments in securities that constitute U.S. real property interests (which is not expected), then the activities of the Subsidiary may constitute a U.S. trade or business.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30 percent (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the U.S. and Bermuda that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30 percent tax and thus withholding is not required on payments of such income to a foreign corporation. The 30 percent tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30 percent tax also does not apply to interest which qualifies as "portfolio interest." The term "portfolio interest" generally includes interest (including original issue discount) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person, who would otherwise be required to deduct and withhold the 30 percent tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.

The Subsidiary will be wholly-owned by the Fund. A U.S. person who owns (directly or indirectly) 10 percent or more of the total combined voting power of all classes of stock of the foreign corporation is a "U.S. Shareholder" for purposes of the controlled foreign corporation ("CFC") provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50 percent (measured by voting power or value) by "U.S. Shareholders." Because the Fund is a U.S. person that will own all of the stock of the Subsidiary, the Fund will be a "U.S. Shareholder" and the Subsidiary will be a CFC. As a "U.S. Shareholder," the Fund will be required to include in gross income for United States federal income tax purposes all of the Subsidiary's "subpart F income" (defined, in part, below), whether or not such income is distributed by the Subsidiary.

It is expected that all of the Subsidiary's income will be "subpart F income." "Subpart F income" generally includes interest, original issue discount, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. In particular, "subpart F income" also includes the excess of gains over losses from transactions (including futures, forward and similar transactions) in any commodities. The Fund's recognition of the Subsidiary's "subpart F income" will increase the Fund's tax basis in the Subsidiary. Distributions by the Subsidiary to the Fund will be tax-free, to the extent of its previously undistributed "subpart F income," and will correspondingly reduce the Fund's tax basis in the Subsidiary. The Fund intends to distribute all of its "subpart F income" to the Fund each year. "Subpart F income" is treated as ordinary income, regardless of the character of the Subsidiary's underlying income, and net losses incurred by the Subsidiary during a tax year will not be available to the Fund for the purpose of offsetting such gain.

In general, each "U.S. Shareholder" is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a "U.S. Shareholder" may in certain circumstances be required to report a disposition of shares in the Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of the Fund if the investor is a U.S. person who owns directly, indirectly or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10 percent or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.

Certain Tax Considerations Relating to Certain Other Foreign Investments.

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties. Some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

Certain Reporting Requirements.

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

Tax-Exempt Shareholders.

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. To the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, because charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, the trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

Termination of the Fund.

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

Backup Withholding

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. Tax Shelter Rules.

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds, or that result in the existence of significant book-tax differences. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THEIR OBLIGATION TO REPORT OR DISCLOSE TO THE IRS INFORMATION ABOUT THEIR INVESTMENT IN THE FUND AND PARTICIPATION IN THE FUND'S INCOME, GAIN, LOSS OR DEDUCTION WITH RESPECT TO TRANSACTIONS OR INVESTMENTS SUBJECT TO THESE RULES. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Tax Elections.

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

Elective and Mandatory Basis Adjustment of Partnership Property

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Manager will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal in whole or in part, to provide the Fund with information regarding such Shareholder's adjusted basis in its interest. In addition, the application of these rules depends in part upon a Shareholder's adjusted basis in its Fund interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

Certain Tax Considerations for Regulated Investment Company Shareholders

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

      (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies (the "Income Test");

      (b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

      (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4 percent excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. A RIC Shareholder will generally not be able to count the assets of the Fund for purposes of meeting the Asset Test described in paragraph (b) above. In general, income earned by the Fund will not be recognized by a RIC shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC shareholder can take advantage of certain safe harbors.

RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in the Subsidiary as "qualifying income" for purposes of the Income Test. There is a risk, however, that the Internal Revenue Service could prevail in asserting that (i) the Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) the Fund should be treated as recognizing income of the Subsidiary directly, or (iii) the acquisition of control of the Subsidiary by the Fund had the principal purpose of evading or avoiding federal income tax. Such a determination would cause some or all of the income derived from the Fund's investment in the Subsidiary to fail to be treated as qualifying income in the hands of a RIC shareholder. The Fund believes that the risk of such a determination is remote.

Certain Tax Considerations for Non-U.S. Investors.

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund and the Manager. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation. In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

No Tax Benefits Expected

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

Estate, State and Local Taxes.

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

Summary; Laws Subject to Change

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. The term of office for each Trustee is until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of a successor, or until such Trustee sooner dies, resigns or is removed as provided in the governing documents of the Trust. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. The term of office for each officer is until their successor is elected and qualified to carry out the duties and responsibilities of their office, or until he or she resigns or is removed from office.

                                                                                   NUMBER OF
                                                                                  PORTFOLIOS
 NAME, DATE OF BIRTH, AND                                                             IN           OTHER
     POSITION(S) HELD                LENGTH OF          PRINCIPAL OCCUPATION(S)  FUND COMPLEX  DIRECTORSHIPS
      WITH THE TRUST                TIME SERVED           DURING PAST 5 YEARS      OVERSEEN         HELD
-------------------------  ---------------------------  -----------------------  ------------  -------------
NON-INTERESTED TRUSTEES
Jay O. Light               Since May 1996               Professor of Business          46              *(1)
Trustee                                                 Administration and
DOB:  10/03/1941                                        Senior Associate Dean,
                                                        Harvard University.

Donald W. Glazer, Esq.     Chairman of the Board of     Consultant -- Business         46           None
Chairman of the Board of   Trustees since March, 2005;  and Law;(2) Vice Chair
Trustees                   Trustee since December 2000  (since 2002) and
DOB:  07/26/1944                                        Secretary, Provant,
                                                        Inc.; Author of Legal
                                                        Treatises.

---------------------------
(1) Mr. Light is a director of Harvard Management Company, Inc., Partners Healthcare System, Inc., and Verde, Inc. None of these companies has a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of that Act and none of these companies is a registered investment company.

(2) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar year ended December 31, 2003, these entities paid $469,752.50 in legal fees and disbursements to Goodwin. For the calendar year ended December 31, 2004, billings for such legal fees and disbursements were estimated to be approximately $372,499.47.

W. Nicholas Thorndike      Since March 2005  Director or trustee of   46    Director of
Trustee                                      various corporations              Courier
DOB:  03/28/1933                             and charitable                Corporation (a
                                             organizations,                book publisher
                                             including Courier                  and
                                             Corporation (a book           manufacturer);
                                             publisher and                 Member of the
                                             manufacturer) (July             Investment
                                             1989 - present); Putnam        Committee of
                                             Funds (December 1992 --          Partners
                                             June 2004); and                 HealthCare
                                             Providence Journal (a          System, Inc.
                                             newspaper publisher)
                                             (December 1986 -
                                             December 2003).

OFFICERS

                            POSITION(S) HELD           LENGTH             PRINCIPAL OCCUPATION(S)
 NAME AND DATE OF BIRTH      WITH THE TRUST        OF TIME SERVED           DURING PAST 5 YEARS
-------------------------  -------------------  -------------------  --------------------------------
Scott Eston                President and Chief  President and Chief  Chief Financial Officer, Chief
DOB: 01/20/1956            Executive Officer    Executive Officer    Operating Officer (2000-present)
                                                since October 2002;  and Member, Grantham, Mayo, Van
                                                Vice President from  Otterloo & Co. LLC.
                                                August 1998 -
                                                October 2002.

Susan Randall Harbert      Chief Financial      Chief Financial      Member, Grantham, Mayo, Van
DOB: 04/25/1957            Officer and          Officer since        Otterloo & Co. LLC.
                           Treasurer            February 2000;
                                                Treasurer since
                                                February 1998.

Brent C. Arvidson          Assistant Treasurer  Since August 1998.   Senior Fund Administrator,
DOB: 06/26/1969                                                      Grantham, Mayo, Van Otterloo &
                                                                     Co. LLC.

Sheppard N. Burnett        Assistant Treasurer  Since September      Fund Administration Stagg.
DOB: 10/24/1968                                 2004.                Grantham, Mayo, Van Otterloo &
                                                                     Co. LLC (June 2004 - present);
                                                                     Vice President, Director of Tax,
                                                                     Columbia Management Group
                                                                     (2002-2004) and Senior Tax
                                                                     Manager (2000-2002) and Tax
                                                                     Manager (1999-2000),
                                                                     PricewaterhouseCoopers.

Michael Gillespie          Chief Compliance     Since March 2005.    Vice President of Compliance
DOB: 02/18/1958            Officer                                   (June 2004 - February 2005) and
                                                                     Director of Domestic Compliance
                                                                     (March 2002-June 2004), Fidelity
                                                                     Investments; Vice President and
                                                                     Senior Counsel, State Street
                                                                     Bank and Trust Company (May
                                                                     1998-March 2002).

Elaine M. Hartnett, Esq.  Vice President,       Vice President        Associate General Counsel,
DOB:  02/18/1945          Secretary and Clerk   since August 1999;    Grantham, Mayo, Van Otterloo &
                                                Secretary since       Co. LLC (June 1999 - present).(3)
                                                March 2001.

Julie L. Perniola         Vice President        Vice President,       Anti-Money Laundering Reporting
DOB:  10/07/1970                                February, 2003 -      Officer (February 2003- December
                                                present; Anti-Money   2004) and Chief Compliance
                                                Laundering            Officer (April 1995 - present),
                                                Compliance Officer,   Grantham, Mayo, Van Otterloo &
                                                February 2003 -       Co. LLC.
                                                December 2004.

Cheryl Wakeham            Vice President        Since December 2004.  Manager, Client Service
DOB: 10/29/1958           and Anti-Money                              Administration, Grantham, Mayo,
                          Laundering                                  Van Otterloo & Co. LLC (February
                          Officer                                     1999 - present).

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the business of the Trust, an open-end management investment company, is managed by the Trustees, and the Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove from their number members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove from their number members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. The Independent Trustees/Audit Committee assists the Board of

----------------------------
(3) Ms. Hartnett also serves as a director of GMO Alternative Asset Opportunity SPC Ltd., a Bermuda exempted company and wholly owned subsidiary of the Fund, which is described below in "Descriptions and Risks of Fund Investments--Investments in Wholly Owned Subsidiary." The Subsidiary may be deemed an "affiliated person" of the Fund (as defined in Section 2(a)(3) of the 1940 Act).

Trustees in performing its functions under the 1940 Act and Massachusetts law. The responsibilities of the committee are as follows: perform the specific tasks assigned to the independent Trustees pursuant to the 1940 Act, including periodic consideration of the investment management contracts of the Trust; oversee the audit process for the Trust and consider any questions raised by the independent auditors concerning the financial reporting process, internal controls, and compliance procedures of the Trust; select and nominate candidates to serve as independent Trustees of the Trust; review on a periodic basis the governance structures and procedures of the Trust; review proposed resolutions of conflicts of interest that may arise in the business of the Trust and may have an impact on the shareholders of the Trust; and oversee matters requiring independent oversight of the Trust on behalf of the shareholders of the Trust. Shareholders may recommend trustee nominees to the Independent Trustees/Audit Committee to fill any vacancies that may occur in the Board by sending such recommendations to the Secretary of the Trust. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Independent Trustees/Audit Committee. During the fiscal year ended February 28, 2005, the Independent Trustees/Audit Committee held nine meetings.

The Pricing Committee determines the fair value of the Trust's securities or other assets under certain circumstances, as described in the GMO Trust Pricing Policies adopted by the Board, as amended from time to time (the "Procedures"). To fulfill its responsibilities and duties the Pricing Committee periodically reviews the Procedures with the Manager and recommends changes (including the establishment of new pricing methodologies), if any, to the Board, and meets on an as-needed basis to determine the fair value of the Trust's securities or other assets, as described in the Procedures. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Pricing Committee; Mr. Grantham, the interested trustee, is an alternate member of the Pricing Committee. During the fiscal year ended February 28, 2005, the Pricing Committee held seven meetings.

In determining to approve the Fund's investment management contract, the Trustees considered a number of factors relevant to the interests of the shareholders of the Fund, considered separately from the other GMO Trust funds, but giving due consideration to the common interests between the Fund and the other GMO Trust funds. To this end, the Trustees considered information they obtained from meetings over the course of the past year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel who would be providing services under that contract. See "Management, Organization, Capital Structure - Management of the Trust" in the Private Placement Memorandum and "Management of the Trust - Officers" above. The Trustees concluded that the Manager's advisory personnel are of sufficient quality and quantity to provide service to the Fund and meet any reasonably foreseeable obligations under the contract.

Since the Fund had not yet commenced operations, the Trustees were unable to consider its performance. The Trustees did consider the business reputation of the Manager, its investment performance record, and its financial resources and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the contract.

The Trustees received information concerning the investment philosophy and investment process to be applied by the Manager in managing the Fund. See "Investment Objective, Principal

Investment Strategies, and Principal Risks" in the Private Placement Memorandum. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees concluded that the Manager's investment process, research capabilities, and philosophy were well suited to the Fund, given the Fund's investment objectives and policies.

The Trustees considered the scope of the services to be provided by the Manager to the Fund under the investment advisory contract and service agreements. The Trustees noted that the standard of care set forth in those agreements was comparable to that found in most mutual fund investment advisory contracts. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to the Fund was consistent with the Fund's operational requirements, including, in addition to seeking to achieve the Fund's investment objectives, compliance with the Fund's investment restrictions, tax and reporting requirements, and related shareholder services.

The Trustees considered the quality of the services (by comparison to other funds) to be provided by the Manager to the Fund. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Fund. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients (see "Portfolio Transactions" below), the Manager's and the Funds' proxy voting policies and procedures (see "Proxy Voting Policies and Procedures" below and Appendix B hereto), the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions. The Trustees concluded that the Manager's record and current ability as it relates to these matters indicate the Manager's ability to appropriately manage the Fund and adequately fulfill its fiduciary and ethical responsibilities to them.

The Trustees considered the Manager's management of non-advisory services to be provided by persons other than the Manager, considering, among other things, the Fund's estimated total expenses and the reputation of the Fund's other service providers. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum. The Trustees concluded that these non-advisory services could be appropriately managed for the Fund by the Manager.

The Trustees also considered the competence of the personnel responsible for managing the Fund, the support those personnel will receive from the Manager, the investment techniques to be used to manage the Fund, and the overall competence of the Manager, and concluded that the level of service the Manager could provide is high and that the Manager could adequately fulfill its contractual requirements.

The Trustees also gave substantial consideration to the fees payable under the agreement. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives. The Trustees also reviewed information provided by the Manager regarding fees paid by its separate account clients and non-proprietary mutual fund clients. The Trustees also considered possible economies of scale to the Manager. The Trustees evaluated the Manager's profitability with respect to the Fund. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Fund directly to the Manager, but also so-called "fallout benefits" to the Manager such as reputational value derived from serving as investment manager to the Fund. In evaluating the Fund's advisory fees, the Trustees also took into account the sophistication of the investment techniques used to manage the Fund.

In addition, the Trustees, including the Independent Trustees, met on January 20, 2005 (a) to discuss the materials provided by the Manager for purposes of considering the Manager's proposal to establish the Fund as a new series of the Trust and the proposed new management contract between the Trust, on behalf of the Fund, and the Manager and (b) to meet with members of the Manager's Fixed Income Division who would be responsible for the management of the Fund. The Trustees', including the Independent Trustees', decision to approve the management contract for the Fund is based on a number of factors, including the following: First, the Trustees noted that the Fund had agreed to reimburse certain of the Fund's direct expenses. Second, based on their meeting with the members of the Manager's Fixed Income Division, the time and attention to be devoted by senior management to the Fund, their evaluation of the level of skill required to manage the Fund, and their consideration, as applicable, of information provided in connection with the annual contract renewals of the existing funds of GMO Trust in May and June 2004, the Independent Trustees expressed their belief that the quality of the Manager's personnel and the investment advice and administrative services they would provide to the Fund would be very high and appropriate to fulfill effectively the Manager's duties under the contract.

Based on the foregoing, the Trustees concluded (i) that the scope and quality of the Manager's services would be sufficient, in light of the particular portfolio management techniques, the resources brought to bear by the Manager, the competence of the Manager, the Manager's personnel and systems, and the financial resources of the Manager and (ii) that the fees to be paid the Manager under the advisory agreement would be fair and reasonable, given the scope and quality of the services rendered by the Manager, and determined to approve the management contract for the Fund.

Trustee Fund Ownership

The following table sets forth ranges of Trustees' direct beneficial share ownership in the Fund and in all Funds of the Trust as of December 31, 2004.

                                                  AGGREGATE DOLLAR RANGE OF SHARES
                                                       DIRECTLY OWNED IN ALL
                         DOLLAR RANGE OF SHARES     FUNDS OF THE TRUST (WHETHER
                          DIRECTLY OWNED IN THE      OR NOT OFFERED HEREUNDER)
NAME                     FUND OFFERED HEREUNDER*        OVERSEEN BY TRUSTEE
-----------------------  -----------------------  --------------------------------
NON-INTERESTED TRUSTEES           None                         None
JAY O. LIGHT
DONALD W. GLAZER                  None                     over $100,000

* The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet offered any shares for sale.

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                           AGGREGATE DOLLAR RANGE OF SHARES
                                               INDIRECTLY OWNED IN ALL
                  DOLLAR RANGE OF SHARES     FUNDS OF THE TRUST (WHETHER
                  INDIRECTLY OWNED IN THE     OR NOT OFFERED HEREUNDER)
NAME              FUND OFFERED HEREUNDER*        OVERSEEN BY TRUSTEE
----------------  -----------------------  --------------------------------
DONALD W. GLAZER           None                     Over $100,000

Non-Interested Trustee Ownership of Securities Issued by the Manager or Principal Underwriter
None.

Non-Interested Trustee Ownership of Related Companies
The following table sets forth information about securities owned by non-interested trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, Inc., the Fund's principal underwriter.

                            NAME OF
                          OWNER(S) AND
       NAME OF          RELATIONSHIP TO                            TITLE OF    VALUE OF
NON-INTERESTED TRUSTEE      TRUSTEE              COMPANY            CLASS     SECURITIES  % OF CLASS
----------------------  ---------------  ----------------------  -----------  ----------  ----------
Jay O. Light                  N/A                  None              N/A          N/A         N/A

Donald W. Glazer              Self           GMO Tax-Managed       Limited     $420,726    4.20%(2)
                                         Absolute Return Fund,   partnership
                                          a private investment    interest -
                                           company managed by      Class C
                                              the Manager.(1)

                                           GMO Multi-Strategy      Limited     $418,351    0.38%(2)
                                           Fund (Onshore), a     partnership
                                           private investment     interest -
                                           company managed by      Class A
                                             the Manager.(1)

                            NAME OF
                          OWNER(S) AND
       NAME OF          RELATIONSHIP TO                            TITLE OF    VALUE OF
NON-INTERESTED TRUSTEE      TRUSTEE              COMPANY            CLASS     SECURITIES  % OF CLASS
----------------------  ---------------  ----------------------  -----------  ----------  ----------
                                                GMO Brazil         Limited        $0        1.95%
                                           Sustainable Forest    partnership
                                         Fund, L.P., a private    interest
                                           investment company
                                          managed by Renewable
                                           Resources LLC, an
                                            affiliate of the
                                               Manager.(3)

                                               GMO Brazil          Limited        $0        2.02%
                                           Sustainable Forest    partnership
                                            Fund 2, L.P., a       interest
                                           private investment
                                           company managed by
                                          Renewable Resources
                                          LLC, an affiliate of
                                             the Manager.(3)

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. Each non-interested Trustee receives an annual retainer from the Trust for his services. In addition, the chair of each of the Trust's standing committees receives an annual fee and the Chairman of the Board of Trustees receives an annual fee. Each non-interested Trustee is also paid a fee for each in-person and telephone meeting of the Board of Trustees or any committee thereof attended or participated in, as the case may be, and a fee for consideration of any action proposed to be taken by written consent. No additional compensation is paid to any non-interested Trustee for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse non-interested Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at such seminars or conferences. Non-interested Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 28, 2005:

                            AGGREGATE       PENSION OR RETIREMENT   ESTIMATED ANNUAL
                           COMPENSATION   BENEFITS ACCRUED AS PART   BENEFITS UPON    TOTAL COMPENSATION
NAME OF PERSON, POSITION  FROM THE FUND*      OF FUND EXPENSES         RETIREMENT       FROM THE TRUST
------------------------  --------------  ------------------------  ----------------  ------------------
Jay O. Light, Trustee          N/A                   N/A                   N/A             $165,903
Donald W. Glazer, Esq.,        N/A                   N/A                   N/A             $170,683
Trustee

* The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid any compensation to the Trustees.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by each Fund of the Trust, including the Fund.

CODE OF ETHICS. Each of the Trust and the Manager has adopted a Code of Ethics pursuant to the requirement of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with certain conditions relating to such persons' position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

As disclosed in the Private Placement Memorandum under the heading "Management of the Trust," under a Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions -- Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

As is disclosed in the Private Placement Memorandum, the Manager has contractually agreed to reimburse the Fund with respect to certain Fund expenses incurred through at least June 30, 2005.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period of two years from the date of its execution and continuously thereafter only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

The Fund's Management Fee is calculated based on a fixed percentage of the Fund's average daily net assets. The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid the Manager any Management Fees. However, once the Fund commences operations, it will pay to the Manager a Management Fee at the annual rate of 0.45% of the Fund's average daily net assets.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

Portfolio Management

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division. The Division's members work collaboratively to manage the Fund's portfolio and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth additional information about Mr. Nemerever and Mr. Cooper, the senior members of the Fixed Income Division. The information provided is as of the date of the Trust's most recently completed fiscal year.

------------------------------------------------------------------------------------------------------------------------------------
       PORTFOLIO          OTHER REGISTERED INVESTMENT      OTHER POOLED INVESTMENT VEHICLES      SEPARATE ACCOUNTS MANAGED
    MANAGEMENT TEAM       COMPANIES MANAGED (INCLUDING           MANAGED (WORLD-WIDE)                   (WORLD-WIDE)
 GMO ALTERNATIVE ASSET       OTHER NON-GMO MUTUAL
   OPPORTUNITY FUND     FUND SUBADVISORY RELATIONSHIPS)
------------------------------------------------------------------------------------------------------------------------------------
                           Number of     Total assets        Number of    Total assets           Number of    Total assets
                           accounts                          accounts                            accounts
------------------------------------------------------------------------------------------------------------------------------------
William Nemerever            11       $7,975,432,211.15         11       $5,157,724,928.74           8        $1,290,434,531.84
and Thomas Cooper
------------------------------------------------------------------------------------------------------------------------------------
                    OTHER REGISTERED INVESTMENT COMPANIES    OTHER POOLED INVESTMENT VEHICLES         SEPARATE ACCOUNTS MANAGED
                      MANAGED FOR WHICH GMO RECEIVES A      MANAGED (WORLD-WIDE) FOR WHICH GMO   (WORLD-WIDE) FOR WHICH GMO RECEIVES
                   PERFORMANCE-BASED FEE (INCLUDING OTHER    RECEIVES A PERFORMANCE-BASED FEE          A PERFORMANCE-BASED FEE
                      NON-GMO MUTUAL FUND SUBADVISORY
                               RELATIONSHIPS)


------------------------------------------------------------------------------------------------------------------------------------
                           Number of     Total assets        Number of    Total assets           Number of    Total assets
                           accounts                          accounts                            accounts
------------------------------------------------------------------------------------------------------------------------------------
William Nemerever             0              0                   6       $1,060,324,375.05           4       $1,021,957,903.19
and Thomas Cooper
------------------------------------------------------------------------------------------------------------------------------------


    Note: Asset amounts may reflect amounts invested in multiple accounts
          (e.g., fund of fund arrangements).

DESCRIPTION OF MATERIAL CONFLICTS: Whenever a portfolio manager manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and such other accounts. Although the Fund's portfolio managers do not manage other accounts using the same investment strategy as the Fund, they do manage: (i) other accounts using the same investment strategy as one or more components of the Fund's investment strategy, and (ii) other accounts, one or more components of which use the same investment strategy as the Fund or one or more components of the Fund. GMO believes several factors limit the conflicts between the Fund and other similar accounts managed by the Fund's portfolio management team or individual members of the team. First, discipline and constraints are imposed because the investment programs of the Fund and other similar accounts are determined based on quantitative models. Second, all portfolio management team members are aware of and abide by GMO's trade allocation procedures, which seek to ensure fair allocation of investment opportunities among all accounts. Performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts that might otherwise exist. Performance dispersion among accounts employing the same investment strategy but with different fee structures is periodically examined by the Fund's portfolio management team and GMO's Investment Analysis team to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows.

DESCRIPTION OF THE STRUCTURE OF, AND THE METHOD USED TO DETERMINE, THE COMPENSATION OF SENIOR MEMBERS OF THE FUND'S PORTFOLIO MANAGEMENT TEAM: Senior members of the Fund's portfolio management team are members (partners) of GMO. Their compensation consists of a base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus. Their compensation does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee sets their base salary taking into account current industry norms and market data to ensure that the base salary is competitive. The Compensation Committee also determines their partnership interest, taking into account their contribution to GMO and GMO's mission statement. A discretionary bonus may be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each member's compensation is based on his individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. Partnership interests in GMO are the primary incentive for senior level persons to continue employment at GMO. GMO believes that partnership interests provide the best incentive to maintain stability of portfolio management personnel.

DOLLAR RANGE OF FUND SECURITIES OWNED BY EACH MEMBER OF THE FUND'S PORTFOLIO MANAGEMENT TEAM: The Fund will commence operations on or following the date of this Statement of Additional Information. Therefore, as of the date hereof, no member of the team has a beneficial interest in the Fund's shares.

Custodial Arrangements. IBT, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The purchase and sale of portfolio securities for the Fund and for the other investment advisory clients of the Manager are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

Over-the-counter transactions often involve dealers acting for their own account. It is the Manager's policy to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives such services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities, and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund and other Funds of the Trust.

The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore the Trust, on behalf of the Fund, has not yet paid any brokerage commissions.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix B.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                        DISCLOSURE OF PORTFOLIO HOLDINGS


The policy of the Fund is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and will be asked to approve any material amendments to this policy.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over such policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds' portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO may have substantially similar investment objectives and strategies, and therefore potentially substantially similar portfolio holdings, as the Fund.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes, to the extent applicable, the type of information that is disclosed on GMO's website, as well as the frequency with which this information is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine on any day following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available, and where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

In order to receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.

In certain cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. Such disclosure may only be made if senior management of GMO determines that such disclosure is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The restrictions and obligations described above do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with their day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodians and auditors, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, no provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions shall be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of a Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO shall inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer shall decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances, and shall report his decision to the Board of Trustees.

GMO will regularly report the following information to the Board of Trustees:

         - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

         - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

         - Exceptions to these procedures authorized by senior management of GMO; and

         - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

          ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings as needed in connection with the services it provides to the Fund) to the following entities who provide on-going services to the Fund in connection with its day-to-day operations and management:

        NAME OF RECIPIENT                         PURPOSE OF DISCLOSURE
----------------------------------     -----------------------------------------

Investors Bank & Trust Company         Custodial and securities lending services
                                       and compliance testing

PricewaterhouseCoopers LLP             Independent registered public accounting
                                       firm

Institutional Shareholder Services     Corporate actions services

FactSet                                Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

       NAME OF RECIPIENT                        PURPOSE OF DISCLOSURE
----------------------------------     -----------------------------------------

Epstein & Associates, Inc.             Software provider for Code of Ethics
                                       monitoring system

Financial Models Company Inc.          Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000 and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: GMO U.S. Core Fund; GMO Tobacco-Free Core Fund; GMO U.S. Quality Equity Fund; GMO Value Fund; GMO Intrinsic Value Fund; GMO Growth Fund; GMO Small Cap Value Fund; GMO Small Cap Growth Fund; GMO Real Estate Fund; GMO Tax-Managed U.S. Equities Fund; GMO Tax-Managed Small Companies Fund; GMO International Disciplined Equity Fund; GMO International Intrinsic Value Fund; GMO International Growth Fund; GMO Currency Hedged International Equity Fund; GMO Foreign Fund; GMO Foreign Small Companies Fund; GMO International Small Companies Fund; GMO Emerging Markets Fund; GMO Emerging Countries Fund; GMO Emerging Markets Quality Fund; GMO Tax-Managed International Equities Fund; GMO Domestic Bond Fund; GMO Core Plus Bond Fund; GMO International Bond Fund; GMO Currency Hedged International Bond Fund; GMO Global Bond Fund; GMO Emerging Country Debt Fund; GMO Short-Duration Investment Fund; GMO Alpha Only Fund; GMO Inflation Indexed Bond Fund; GMO Emerging Country Debt Share Fund; GMO Benchmark-Free Allocation Fund; GMO International Equity Allocation Fund; GMO Global Balanced Asset Allocation Fund; GMO Global (U.S.+) Equity Allocation Fund; GMO U.S. Sector Fund; GMO Special Purpose Holding Fund; GMO Short-Duration Collateral Fund; GMO Taiwan Fund; GMO International Core Plus Allocation Fund; GMO Global Growth Fund; GMO World Opportunity Overlay Fund; GMO Alternative Asset Opportunity Fund; GMO Strategic Balanced

Allocation Fund; and GMO World Opportunities Equity Allocation Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial and transfer agency expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote by individual Fund (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of the affected Funds are entitled to vote thereon. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and
(ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund would be unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Appendix A

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix A

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Moody's. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be

Appendix A

characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix B

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix B

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time.

Appendix B

Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy,

Appendix B

or (b) seek instructions from its clients.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

            (1) a copy of these policies and procedures which shall be made available to clients, upon request;

            (2) a record of each vote cast (which ISS maintains on GMO's behalf); and

            (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective:  August 6, 2003

Appendix B

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Appendix B

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis,

Appendix B

considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting

Appendix B

rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Appendix B

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix B

              CONCISE SUMMARY OF ISS GLOBAL PROXY VOTING GUIDELINES

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management

Appendix B

demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix B

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

Appendix B

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix B

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Appendix B

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 22. Exhibits

      (a)   1.    Amended and Restated Agreement and Declaration of Trust;(1)
                  and

            2. Amendment No. 19 to Amended and Restated Agreement and Declaration of Trust - Exhibit 1.

      (b)   Amended and Restated By-laws of the Trust.(1)

      (c) Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

      (d)   1.    Forms of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO
                  Tobacco-Free Core Fund, GMO U.S. Quality Equity Fund, GMO
                  Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth
                  Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap
                  Value Fund (formerly "GMO Core II Secondaries Fund"), GMO
                  Small Cap Growth Fund, GMO Real Estate Fund (formerly "GMO
                  REIT Fund"), GMO International Intrinsic Value Fund (formerly
                  "GMO International Core Fund"), GMO Currency Hedged
                  International Equity Fund (formerly "GMO Currency Hedged
                  International Core Fund"), GMO International Disciplined
                  Equity Fund, GMO International Growth Fund, GMO Foreign Fund,
                  GMO Foreign Small Companies Fund, GMO International Small
                  Companies Fund, GMO Emerging Markets Fund, GMO Emerging
                  Countries Fund (formerly "GMO Evolving Countries Fund"), GMO
                  Emerging Markets Quality Fund (formerly "GMO Asia Fund"), GMO
                  Alpha Only Fund (formerly "Global Hedged Equity Fund"), GMO
                  Domestic Bond Fund, GMO Core Plus Bond Fund (formerly "GMO
                  U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), GMO
                  International Bond Fund, GMO Currency Hedged International
                  Bond Fund (formerly "GMO SAF Core Fund"), GMO Global Bond
                  Fund, GMO Emerging Country Debt Fund, GMO Short-Duration
                  Investment Fund (formerly "GMO Short-Term Income Fund"), GMO
                  Inflation Indexed Bond Fund, GMO Intrinsic Value Fund, GMO
                  Tax-Managed Small Companies Fund (formerly "GMO U.S. Small Cap
                  Fund"), GMO International Equity Allocation Fund, GMO Global
                  Balanced Asset Allocation Fund (formerly "GMO World Equity
                  Allocation Fund" and "GMO World Balanced Allocation Fund"),
                  GMO Global (U.S.+) Equity Allocation Fund, GMO U.S. Sector
                  Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO
                  International Core Plus Allocation Fund, GMO Tax-Managed U.S.
                  Equities Fund, GMO Special

-----------------------
      (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                  Purpose Holding Fund (formerly "GMO Alpha LIBOR Fund"), GMO Tax-Managed International Equities Fund, GMO Emerging Country Debt Share Fund, GMO Taiwan Fund, GMO Short-Duration Collateral Fund, GMO Benchmark-Free Allocation Fund, GMO Global Growth Fund, GMO Global Equity Allocation Fund, GMO U.S. Equity Allocation Fund, and GMO World Opportunity Overlay Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO");(1) and

            2. Form of Management Contract between the Trust, on behalf of its GMO Alternative Asset Opportunity Fund, and GMO - Exhibit 2.

      (e)   None.

      (f)   None.

      (g) 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of certain Funds, GMO and Investors Bank & Trust Company ("IBT");(1)

            2. Form of Custodian Agreement (the "BBH Custodian Agreement") between the Trust, on behalf of certain Funds, and Brown Brothers Harriman & Co. ("BBH");(1)

            3. Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            4. Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT, dated May 30, 2003;(1)

            5. Forms of Letter Agreements with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            6. Letter Agreement with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH, dated June 4, 2003;(1)

            7. Form of Letter Agreement with respect to the IBT Custodian Agreement between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and IBT - Exhibit 3;

            8. Form of Accounting Agency Agreement (the "Accounting Agency Agreement") between the Trust, on behalf of certain Funds, and BBH;
            (1)

            9. Form of Letter Agreement with respect to the Accounting Agency Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            10. Form of 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH; (1)

------------------
      (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

            11. Form of Letter Agreement with respect to the 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH;(1)

            12. Form of Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds of the Trust;(1) and

            13. Form of Letter Agreement with respect to the Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds.(1)

      (h) 1. Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            3. Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of GMO Alternative Asset Opportunity Fund, GMO and IBT - Exhibit 4;

            4. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust - Exhibit 5; and

            5. Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO.(1)

      (i)   Form of Opinion and Consent of Ropes & Gray.(1)

      (j)   Consent of PricewaterhouseCoopers LLP - Exhibit 6.

      (k)   Financial Statements - Not applicable.

      (l)   None.

      (m)   None.

      (n) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as amended and restated February 26, 2004.(1)

      (o)   Reserved.

      (p) Code of Ethics adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd, GMO Woolley Ltd., and Renewable Resources LLC. (1)

--------------------
      (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

      Other Exhibits:

            1. Form of Management Contract between GMO Alternative Asset SPC Ltd. and GMO - Exhibit 7.

            2. Form of Custodian Agreement between GMO Alternative Asset SPC Ltd. and IBT - Exhibit 8.

            3. Form of Administration Agreement between GMO Alternative Asset SPC Ltd. and IBT - Exhibit 9.

            4. Form of Corporate Administrative Services Agreement between GMO Alternative Asset SPC Ltd. and Appleby Corporate Services (Bermuda) Ltd. - Exhibit 10.

Item  23. Persons Controlled by or Under Common Control with Registrant

      None.

Item  24. Indemnification

      See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item  25. Business and Other Connections of Investment Adviser

            A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the "Investment Adviser"), is set forth under the captions "Management, Organization, Capital Structure - Management of the Trust" in the private placement memorandum and "Management of the Trust" in the statement of additional information, each forming part of this Registration Statement.

            Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption "Management of the Trust" in the Registrant's statement of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

       NAME              POSITION WITH INVESTMENT ADVISER                      OTHER CONNECTIONS
-----------------   -------------------------------------------   -------------------------------------------
Forrest Berkley     Member                                        Director and Chairman of Investment
                                                                  Committee, Maine Community Foundation, 245
                                                                  Main Street, Ellsworth, ME

                                                                  04605

Paul J. Bostock     Member                                        Director, Inquire UK, Baldocks Barn
                                                                  Chiddingstone Causway, Tonbridge, Kent TN11
                                                                  8JX

Arjun Divecha       Member and Member of the Board of Directors   Director, Dancing Elephant, Ltd., 1936
                                                                  University Avenue, Suite 350, Berkeley, CA
                                                                  94704; Frog Hollow Fresh LLC, P.O. Box 872,
                                                                  Brentwood, CA 94513

Robert P. Goodrow   Member                                        Trustee, The Batterymarch Trust, c/o GMO
                                                                  LLC, 40 Rowes Wharf, Boston, MA 02110

R. Jeremy Grantham  Founding Member and Chairman of the Board     MSPCC Investment Committee, 555 Amory
                    of Directors                                  Street, Jamaica Plain, MA 02130

Jon Hagler          Member of the Board of Directors              Overseer, WGBH Boston, 125 Western Ave.,
                                                                  Boston, MA 02134; Trustee Emeritus, Texas
                                                                  A&M Foundation, Texas A&M University,
                                                                  College Station, TX  77843; Co-Chair,
                                                                  Vision 2020 Advisory Council, Texas A&M
                                                                  University, College Station, TX  77843; One
                                                                  Spirit-One Vision Capital Campaign, Texas
                                                                  A&M University, College Station, TX  77843;
                                                                  Board of Directors, The Association of
                                                                  Former Students at Texas A&M, Texas A&M
                                                                  University, College Station, TX  77843

Elaine Hartnett     Associate General Counsel                     Trustee, Mount St. Joseph Academy, 617
                                                                  Cambridge Street, Brighton, MA 02134

John McKinnon       Member                                        Director, J&S McKinnon Pty Ltd., 10 Dubarda
                                                                  Street, Engadine, Australia, NSW 2233;
                                                                  Quant Partners Pty Ltd., Level 7, 2
                                                                  Bulletin Place, Sydney, Australia, NSW 2000;
                                                                  GMO Australia Nominees Ltd., Level 7,2 Bulletin
                                                                  Place,

                                                                  Sydney, Australia, NSW 2000; Trex Advisors
                                                                  Pty Ltd, Level 7, 2 Bulletin Place, Sydney
                                                                  NSW 2000

John Rosenblum      Vice Chairman of the Board of Directors       Director, Cone Mills, 804 Green Valley
                                                                  Road, Suite 3000, Greensboro, NC  27408;
                                                                  The Chesapeake Corporation, 1021 East Cary
                                                                  Street, Richmond, VA  23219; Thomas
                                                                  Rutherfoord, Inc., One South Jefferson
                                                                  Street, SW, Roanoke, VA  24011; The
                                                                  Providence Journal, a division of Belo
                                                                  Corporation, 75 Providence Street,
                                                                  Providence, RI  02902; Trustee, Landmark
                                                                  Volunteers, P.O. Box 455, Sheffield, MA
                                                                  01257; Jamestown-Yorktown Foundation, Inc.,
                                                                  P.O. Box 1607, Williamsburg, VA
                                                                  23187-1607; Tredegar National Civil War
                                                                  Center Foundation, 200 S. Third St.,
                                                                  Richmond, VA  23219; Atlantic Challenge
                                                                  Foundation, 643 Main St., Rockland, ME
                                                                  04841; MBA Tech Connection, Inc., P.O. Box
                                                                  5769, Charlottesville, VA  22905;
                                                                  Charlottesville and University Symphony
                                                                  Society, 112 Old Cabell Hall,
                                                                  Charlottesville, VA  22903; Trustee,
                                                                  Farnsworth Art Museum, 16 Museum Street,
                                                                  Rockland, Maine  04841

Eyk Van Otterloo    Founding Member and Member of the Board of    Board Member, Chemonics International, 1133
                    Directors                                     20th Street, NW, Suite 600, Washington,D.C.
                                                                  20036; Breevast B.V., J.J. Viottastraat 39,
                                                                  1071 JP Amsterdam, The Netherlands;
                                                                  Committee Member, Museum of Fine Arts,
                                                                  Boston, Avenue of the Arts, 465 Huntington

                                                                  Avenue, Boston, MA 02115; Committee
                                                                  Chairperson, Museum of Science, Boston,
                                                                  Science Park, Boston, MA 02114;
                                                                  Committee Chairperson, Holderness School,
                                                                  Chapel Lane, P.O. Box 1879, Plymouth, NH
                                                                  03264; Chairman of the Board, OneCoast
                                                                  Network LLC, 408 Jamesborough Drive,
                                                                  Pittsburgh, PA 15238

Paul K. Woolley     Member and Member of the Board of Directors   Director, China Investments, 4/F Worldwide
                                                                  House, 19 Des Voeux Road Central, Hong
                                                                  Kong; Greyhound Investments LP, c/o GMO
                                                                  LLC, 40 Rowes Wharf, Boston, MA 02110

Item 26. Principal Underwriters

      Not Applicable.

Item 27. Location of Accounts and Records

      The accounts, books, and other documents required to be maintained by
      Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant's investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant's distributor, Funds Distributor, Inc., 100 Summer Street, 15th Floor, Boston, MA 02110; the Registrant's custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant's custodian and transfer agent for certain of the Funds, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116.

Item 28. Management Services

      Not Applicable.

Item 29. Undertakings

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 132 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of March, 2005.

                             GMO Trust

                             By: SCOTT E. ESTON*
                                 ---------------
                                 Scott E. Eston
                                 Title: President; Chief Executive Officer;
                                 Principal Executive Officer

      Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 132 to the GMO Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the date indicated.

      Signatures                                  Title                                   Date
----------------------   -------------------------------------------------------     --------------
SCOTT E. ESTON*           President; Chief Executive Officer;                        March 28, 2005
--------------            Principal Executive Officer
Scott E. Eston

SUSAN RANDALL HARBERT*    Chief Financial Officer and Treasurer; Principal           March 28, 2005
---------------------     Financial and Accounting Officer
Susan Randall Harbert

JAY O. LIGHT*             Trustee                                                    March 28, 2005
------------
Jay O. Light

DONALD W. GLAZER*         Trustee                                                    March 28, 2005
----------------
Donald W. Glazer

W. NICHOLAS THORNDIKE*    Trustee                                                    March 28, 2005
---------------------
W. Nicholas Thorndike

                               * By:  /s/ ELAINE M. HARTNETT
                                      ----------------------
                                      Elaine M. Hartnett
                                      Attorney-in-Fact

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

Signature                      Title                         Date

/S/ Jay O. Light               Trustee                       December 11, 2000
---------------------
Jay O. Light

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

Signature                      Title                         Date

/S/ Donald W. Glazer           Trustee                       December 11, 2000
---------------------
Donald W. Glazer

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

Signature                      Title                         Date

                               President; Chief Executive
                               Officer; Principal Executive  May 28, 2004
/S/ Scott E. Eston             Officer
---------------------
Scott E. Eston

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

Signature                      Title                            Date

                               Chief Financial Officer and
                               Treasurer; Principal Financial
/S/ Susan Randall Harbert      and Accounting Officer           May 28, 2004
-------------------------
Susan Randall Harbert

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)
Signature                      Title                         Date

/S/ W. Nicholas Thorndike      Trustee                       March 23, 2005
-------------------------
W. Nicholas Thorndike

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit No.                           Title of Exhibit
----------  --------------------------------------------------------------------
    1       Amendment No. 19 to Amended and Restated Agreement and Declaration
            of Trust.

    2       Form of Management Contract between the Trust, on behalf of its GMO
            Alternative Asset Opportunity Fund, and GMO.

    3 Form of Letter Agreement with respect to the IBT Custodian Agreement between the Trust, on behalf of GMO Alternative Asset Opportunity
            Fund, and IBT.

    4       Form of Letter Agreement to the Transfer Agency Agreement among the
            Trust, on behalf of GMO Alternative Asset Opportunity Fund, GMO and
            IBT.

    5       Form of Notification of Obligation to Reimburse Certain Fund
            Expenses by GMO to the Trust.

    6       Consent of PricewaterhouseCoopers LLP.

    7.      Form of Management Contract between GMO Alternative Asset SPC Ltd.
            and GMO

    8.      Form of Custodian Agreement between GMO Alternative Asset SPC Ltd.
            and IBT

    9.      Form of Administration Agreement between GMO Alternative Asset SPC
            Ltd. and IBT

    10.     Form of Corporate Administrative Services Agreement between GMO
            Alternative Asset SPC Ltd. and Appleby Corporate Services (Bermuda)
            Ltd.